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Exhibit 8.1

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
104 South Main Street/Ninth Floor/Greenville, SC 29601
Tel: 864.250.2300 Fax: 864.232.2925
www.nelsonmullins.com

January 15, 2008

Yadkin Valley Financial Corporation
Yadkin Valley Bank and Trust Company
209 North Bridge Street
Elkin, North Carolina 28621-3404

Cardinal State Bank
3710 University Drive, Suite 100
Durham, NC 27707

  Re:
  Yadkin Valley Financial Corporation
  Registration Statement on Form S-4/A

Ladies and Gentlemen:

        We have acted as counsel for Yadkin Valley Financial Corporation, a North Carolina business corporation ("Yadkin Valley"), in connection with the proposed merger (the "Merger") of Cardinal State Bank, a North Carolina banking corporation ("Cardinal"), with and into Yadkin Valley Bank and Trust Company, a North Carolina banking corporation ("YVB"), pursuant to an Agreement and Plan of Reorganization dated as of June 14, 2007 (the "Agreement") by and among Yadkin Valley, YVB and Cardinal, as described in the Registration Statement on Form S-4 filed by Yadkin Valley with the Securities and Exchange Commission (as amended through the date hereof) (the "Registration Statement").

        In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger. In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement; (ii) the representations made to us by Cardinal and Yadkin Valley in their respective letters to us dated January 15, 2008 and delivered to us for purposes of this opinion are accurate and complete; and (iii) the value of the consideration to be received by the Shareholders of Cardinal in the Merger in the form of stock in Yadkin Valley will satisfy the continuity of interest requirement.

        Based upon the foregoing, in our opinion, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and except to the extent of any cash received in lieu of a fractional share interest in Yadkin Valley common stock, the shareholders of Cardinal will not recognize any gain or loss by exchanging their shares of Cardinal common stock for shares of Yadkin Valley common stock pursuant to the Merger.

        The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from Cardinal and Yadkin Valley referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from Cardinal or Yadkin Valley referred to above are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

        This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE MERGER—Federal Income Tax Consequences".

Very truly yours,
/s/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

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  Exhibit 8.1